UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2012

OBSCENE JEANS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

677 N. Washington Blvd.

Sarasota, Florida 34236

(Address of principal executive offices) (Zip Code)

(941) 952-5825

(Registrant’s telephone number)

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 9, 2012, we entered into a joint venture agreement with Source Street, LLC, a Texas limited liability company (“Source Street”). The purpose of the joint venture is to fund the planning, development and launch of online and mobile games across social platforms for fun, educational and corporate training purposes. We will contribute the working capital for the joint venture and Source Street will contribute its knowledge and development skills to complete the design and launch of online and mobile games. We paid $5,000 to the joint venture upon signing the agreement and will make weekly payments of $1,500 for the term of the joint venture. We will share profits and losses of the joint venture equally with Source Street.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2012

Obscene Jeans Corporation

By:    /s/ Paul Watson

Paul Watson, CEO